Exhibit 10.4

AMENDMENT TO NOTE

THIS AMENDMENT TO NOTE dated as of the 24th day of March, 2006, by and between LAPOLLA INDUSTRIES, INC. (f/k/a IFT CORPORATION), a Delaware corporation, and RICHARD KURTZ (jointly and severally, “Borrower”), jointly and severally, hereby promise to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (“Lender”), at its offices at 190 River Road, Summit, New Jersey 07901

WHEREAS, on June 2, 2005, Borrower executed and delivered a Promissory Note (the “Original Note”) evidencing a loan (the “Original Loan”) in the amount of Two Million Dollars ($2,000,000.00) from Lender; and

WHEREAS, Borrower has requested and Lender has agreed to increase the principal amount of the Original Loan as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower agree as follows:

1.    Capitalized terms used but not otherwise defined herein shall have the meanings ascribed them in the Original Note.

2.    As of the date set forth above, the aggregate principal balance of the Original Loan is increased by Five Hundred Thousand Dollars ($500,000.00)(the “Loan Increase”) to a total of Two Million Five Hundred Thousand Dollars ($2,500,000.00)(the “Original Loan as so modified, the “Loan”). The Original Note is hereby deemed amended accordingly to reflect the increased principal amount (the Original Note as so modified, the “Note”).

3.    All accrued and unpaid interest on the outstanding principal balance shall be due and payable on each Payment Date through January 1, 2007. Thereafter, on each Payment Date, Borrower shall make payments of $208,333.33 principal plus all accrued and unpaid interest. The Maturity Date is extended to January 1, 2008.

4.    Any default by any Borrower under any other obligation of any Borrower to Bank, whether currently existing or incurred in the future, including any contingent liabilities under guaranties, shall be deemed a default hereunder.

5.    All other terms and conditions of the Original Note shall remain in full force and effect.

6.    The terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.    Borrower represents and warrants to Lender that there exists no defense, offsets or counterclaims with respect to Borrower’s obligations under the Note as amended.

8.    This Amendment to Note may be executed in counterparts, such counterparts together constituting but one and the same agreement.

9.    This Amendment to Note may not be changed or terminated except by an agreement in writing signed by Borrower and Lender.

10.          This Amendment to Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law.

11.          Except as provided herein, the terms and provisions and covenants of the Note are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Brian Hill
Name: Brian C. Hill
Title: Vice-President

LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, CEO
Name: Michael T. Adams
Title: CEO

/s/ Richard Kurtz
Richard Kurtz